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                                                               EXHIBIT 99.(a)(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                               G&L Realty Corp.

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Share Certificates") evidencing shares of common stock, $0.01 par value, of G&L Realty Corp., a Maryland corporation, are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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      By First Class Mail:                      By Hand:                    By Overnight Delivery:
    Reorganization Department          Reorganization Department          Reorganization Department
         P. O. Box 3301                       120 Broadway                   85 Challenger Road,
   South Hackensack, NJ 07606                  13th Floor                      Mail Drop-Reorg
                                           New York, NY 10271             Ridgefield Park, NJ 07660
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          By Facsimile Transmission (for eligible institutions only):

                                (201) 296-4293

                             To Confirm Receipt of
                             Notice of Guaranteed
                                   Delivery:

                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to G&L Realty Corp., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 1, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, shares of common stock, $0.01 par value, of the Company (the "Shares"), at a price of $10.50 per Share, pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

                                   ODD LOTS

 To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on September 30, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 Shares.

 The undersigned either (check one box):

 [_] was the beneficial owner, as of the close of business on September 30, 1999, of an aggregate of less than 100 Shares, all of which are being tendered, or

 [_] is a broker, dealer, commercial bank, trust company or other nominee which:

 (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

 (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on September 30, 1999, of an aggregate of less than 100 Shares and is tendering all of such Shares



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  PLEASE TYPE OR PRINT                        SIGN HERE:

  ___________________________________________ ___________________________________________

  ___________________________________________ ___________________________________________
  (Name(s))

  ___________________________________________ ___________________________________________
  (Certificate Number(s) (If Available))

  ___________________________________________ Date: _____________________________________
  (Address(es))
                                              If Shares will be delivered by book-entry
  ___________________________________________ transfer,
  (Area Code and Telephone Number)            give the Depository Trust Company Account
                                              Number: ___________________________________
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                                   GUARANTEE
                    (Not to be used for Signature Guarantee)

   The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States which is a member of one of the Stock Transfer Association's approved medallion programs (such as the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and/or any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days, (ii) represents that the undersigned has a net long position in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of Shares complies with Rule l4e-4.

 (Name of Firm) ______________________________________________________________

 -----------------------------------------------------------------------------
                            (Authorized Signature)

 (Address) ___________________________________________________________________
                                                            (Include Zip Code)

 (Title) _____________________________________________________________________

 Name: _______________________________________________________________________

 (Area Code and Telephone Number) ____________________________________________

 Dated: ______________________________________________________________________


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.